Exhibit 99.2

ON ASSIGNMENT ANNOUNCES PRICING OF PREVIOUSLY
ANNOUNCED PUBLIC SECONDARY OFFERING

CALABASAS, CA — September 14, 2012 — On Assignment, Inc. (NYSE: ASGN) today announced that the previously reported public offering of its common stock by certain selling stockholders has priced at $17.00 per share.  The size of the offering has been upsized from 4,781,857 shares to 5,173,161 shares.  The offering is expected to close on September 19, 2012.  The selling stockholders granted the underwriters a 30-day option to purchase up to an additional 775,974 shares of common stock.  The selling stockholders will receive all of the net proceeds from this offering, and On Assignment will not receive any proceeds from the sale of shares in this offering.

BofA Merrill Lynch, Baird and Wells Fargo Securities are acting as joint book-running managers for this offering, with William Blair, BMO Capital Markets, SunTrust Robinson Humphrey and Avondale Partners acting as co-managers.  The offering will be made under an effective shelf registration statement filed with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.  The offering is being made by means of a prospectus supplement and accompanying prospectus only.  A prospectus supplement relating to this offering will be filed with the Securities and Exchange Commission.  Copies of the prospectus supplement and the accompanying prospectus can be obtained from BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10038, Attention:  Prospectus Department or email dg.prospectus_requests@baml.com.

About On Assignment

On Assignment, Inc. (NYSE: ASGN) is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success.

On Assignment was founded in 1985 and went public in 1992.  The corporate headquarters are located in Calabasas, California, with a network of approximately 129 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland, Belgium and Spain.  Additionally, physician placements are made in Australia and New Zealand.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the proposed public secondary offering.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the proposed public secondary offering will be completed.  Factors that could cause or contribute to such differences include actual demand for our services, our ability to integrate Apex Systems, Inc. into our operations successfully, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, any impairment of the goodwill and intangible assets recorded by us in connection with our acquisition of Apex Systems, Inc., the ability of Apex Systems, Inc. to sustain its rate of growth, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 14, 2012, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, as filed with the SEC on May 9, 2012 and July 30, 2012, respectively, and our proxy statement for the 2012 annual meeting of stockholders filed on April 13, 2012.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

For More Information Contact

Media inquiries:

Mickey Mandelbaum

Maya Pogoda

(310) 785-0810

mickey@muirfieldpartners.com

maya@muirfieldpartners.com

Investor inquiries:

Jim Brill
SVP, Chief Administrative Officer and Treasurer
(818) 878-7900

jim.brill@onassignment.com